                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No. ___)

Filed by the Registrant  __X__
Filed by a Party other than the Registrant  ___
Check the appropriate box:
___ Preliminary Proxy Statement

_x_ Definitive Proxy Statement

___ Definitive Additional Materials

___ Soliciting Material Pursuant to Exchange Act Rule 14a-11 or 14a-12

                           Marlton Technologies, Inc.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


                                Alan I. Goldberg
                   ------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
_x_ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

___ $500 per each part to the controversy pursuant to Exchange Act Rule 14a-6(a)(3).

___ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1)  Title of each class of securities to which transaction applies:

             ----------------------------------------------------------------
         2)  Aggregate number of securities to which the transaction applies:

            -----------------------------------------------------------------
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(1):

            -----------------------------------------------------------------
         4) Proposed maximum aggregate value of transaction:

            -----------------------------------------------------------------

___ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)  Amount Previously Paid:

              -------------------------------------------------
         2)  Form, Schedule or Registration Statement No.:

              -------------------------------------------------
         3)  Filing Party:

              -------------------------------------------------
         4)  Date Filed:

              -------------------------------------------------


(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

================================================================================

                           MARLTON TECHNOLOGIES, INC.

                          2828 Charter Road, Suite 101
                        Philadelphia, Pennsylvania 19154

                          ---------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  July 2, 1996

                          ---------------------------

To the Shareholders of MARLTON TECHNOLOGIES, INC.:

         The Annual Meeting of Shareholders of MARLTON TECHNOLOGIES, INC. will be held on Tuesday, July 2, 1996 at 9:00 a.m. at the Marlton Conference Room, Sparks Exhibits Building, 2828 Charter Road, Philadelphia, Pennsylvania 19154, for the following purposes:

           (1)   To elect to the Board one director.
           (2)   To amend the 1992 Director Stock Plan.
           (3)   To amend the 1990 Stock Option Plans.
           (4) To transact such other business as may properly come before the meeting or any adjournments thereof.

         The close of business on May 16, 1996 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

         YOU ARE EARNESTLY REQUESTED, WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING, TO COMPLETE, DATE, SIGN AND RETURN PROMPTLY THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                By order of the Board of Directors

                                Alan I. Goldberg
                                Secretary

Philadelphia, Pennsylvania
May 24, 1996

================================================================================

                           MARLTON TECHNOLOGIES, INC.

                          2828 Charter Road, Suite 101
                        Philadelphia, Pennsylvania 19154

                          ---------------------------

                                 PROXY STATEMENT

                          ---------------------------

                         Annual Meeting of Shareholders
                             To Be Held July 2, 1996

                                  INTRODUCTION

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of MARLTON TECHNOLOGIES, INC. (the "Company") of proxies to be used at the Annual Meeting of Shareholders to be held July 2, 1996 and at any adjournments thereof (the "Annual Meeting"). If the enclosed Proxy is properly executed and returned, the shares represented will be voted in accordance with the instructions specified by the shareholder. If no instructions are given, those shares will be voted in favor of the nominee for director (with discretionary authority of the proxies to cumulate votes), for Proposals (2) and (3), and in the discretion of the proxies, upon such other business as may properly come before the meeting. Proxies may be revoked at any time prior to being voted, (i) by delivery of written notice to the Company's Secretary, (ii) by submission of a later dated proxy, or (iii) by revoking the proxy and voting in person at the Annual Meeting.

         This Proxy Statement, the enclosed Proxy and the 1995 Annual Report of the Company are first being mailed to the Company's shareholders on or about May 24, 1996.

                                  VOTING RIGHTS

         Only shareholders of record at the close of business on May 16, 1996 (the "Record Date") will be entitled to vote at the meeting. On that date there were outstanding 4,442,534 shares of the Company's Common Stock, par value $.10 per share (the "Common Stock"). Each share is entitled to one vote on all matters. The candidate receiving the greatest number of votes cast will be elected as a director of the Company. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock present and entitled to vote at the Annual Meeting is required to approve any other proposals for which proxies from shareholders are being solicited pursuant to this Proxy Statement. Abstentions will be counted for purposes of determining a quorum but will not be counted otherwise, and broker non-votes on specific matters will not be counted for any purpose.

                               SECURITY OWNERSHIP

         The following table sets forth certain information as of the Record Date with respect to (i) those persons known by the Company to be the beneficial owners of 5% or more of the Company's Common Stock, and (ii) each director, nominee, executive officer, and all directors and executive officers of the Company as a group:

                                                                             Amount and Nature        Percent
                                                                               of Beneficial            of
           Name and Address of Beneficial Owner                                  Ownership           Class (1)
           ------------------------------------                            ---------------------     ---------

Citibank, N.A. ("Citibank"), as Trustee of the
Commingled Employee Benefit Trust ("CEBT")
399 Park Avenue
New York, New York 10043 . . . . . . . . . . . . . . . . . . . . . . . . . . . .772,226(2)               17.4%
Stanley D. Ginsburg                           Ira Ingerman
50 Belmont Ave., #1014          and       1300 Centenial Road
Bala Cynwyd, PA 19004  . . . . . . . . . .Narberth, PA 19072 . . . . . . . .    575,204(3)               12.5
Alan I. Goldberg
2828 Charter Road, Suite 101
Philadelphia, Pennslvania 19154 . . . . . . . . . . . . . . . . . . . . . . .   595,974(4)               12.0
Robert B. Ginsburg
2828 Charter Road, Suite 101
Philadelphia, Pennsylvania 19154  . . . . . . . . . . . . . . . . . . . . . .   590,774(4)               11.9
Tsubasa System Co. Ltd. ("Tsubasa")
Tachibana Annex Building
2-25-14 Kameido, Koto-Ku
Tokyo, Japan 136  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  500,000(5)                11.3
Fred Cohen  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  126,456(6)                 2.8
E.D. Costantini, Jr.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   95,400(7)                 2.1
Dr. William F. Hamilton . . . . . . . . . . . . . . . . . . . . . . . . . . .   54,967(8)                 1.2
Seymour Hernes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49,336(9)                 1.1
All directors and executive officers as a group (6 persons)   . . . . . . . .1,476,677(4,6,7,8,9)        26.2

- -------------


(1) Percent of class has been computed on the basis of the number of shares of Common Stock outstanding as of the Record Date, plus for any shareholder or shareholder group, the number of shares which would be outstanding if that shareholder or shareholder group exercised all stock options and conversion rights exercisable within 60 days after the Record Date.

(2) CEBT is a collective investment fund for various tax exempt pension and profit sharing trusts for which Citibank acts as trustee. Record ownership of these shares is in the name of a nominee of Citibank. Citibank disclaims beneficial ownership of such shares.

(3) On June 18, 1992, Messrs. Ginsburg and Ingerman filed a Schedule 13D with the Securities and Exchange Commission indicating that they jointly held 130,000 shares with joint voting and dispositive powers and that each of them had the right to acquire 185,491 shares with sole voting and dispositive power as a result of converstion rights obtained in connection with the August 1990 sale of Sparks Exhibits Corp. to the Company. Each of Messrs. Ginsburg and Ingerman exercised their conversion rights in part and each obtained 37,500 shares on August 7, 1992, and each obtained 112,235 shares on August 25, 1993. As of the Record Date, each of Messrs. Ginsburg and Ingerman had the right to acquire 72,867 shares with sole voting and dispositive power as a result of conversion rights.

(4) Includes for each of Messrs. Goldberg and Ginsburg, an aggregate of 522,444 shares which may be acquired within 60 days after the Record Date upon the exercise of outstanding stock options and conversion rights. Includes for each of Messrs. Goldberg and Ginsburg 36,330 shares held by the Company's 401k Plan for the benefit of Company employees. Each of Messrs. Goldberg and Ginsburg is a trustee of such plan, and each disclaims beneficial ownership of all such shares except 2,000 held for each's benefit as a participant in such plan.

(5) On January 22, 1996, in connection with a restructured joint venture with the Company, Tsubasa received 500,000 unregistered shares and the waiver by the Company of all future royalties from Sparks Japan, in consideration of a Tsubasa $3,000,000 investment in the Company.

(6) 99,713 of these shares are held in trust for the benefit of the children of Mr. Cohen and an additional 14,500 shares and an aggregate of 400 shares are held directly by his wife and children, respectively. Mr. Cohen disclaims beneficial ownership of such shares. Includes an aggregate of 10,000 shares which Mr. Cohen may acquire within 60 days after the Record Date upon the exercise of outstanding stock options.

(7) Includes an aggregate of 82,500 shares which Mr. Costantini may acquire within 60 days after the Record Date upon the exercise of outstanding stock options.

(8) Includes an aggregate of 29,500 shares which Dr. Hamilton may acquire within 60 days after the Record Date upon the exercise of outstanding stock options.

(9) Includes an aggregate of 2,000 shares held directly by his wife. Mr. Hernes disclaims beneficial ownership of such shares. Also includes an aggregate of 29,500 shares which Mr. Hernes may acquire within 60 days after the Record Date upon the exercise of outstanding stock options.

         Of the shares held by CEBT, 608,388 were purchased from the Company for an aggregate consideration of $999,994.75 on May 3, 1968. The related purchase agreement provides, among other things, that the Company will use its best efforts, if requested, to cause the election of a nominee of Citibank to the Board. Citibank has not designated any nominee for the upcoming election of directors. The purchase agreement also provides CEBT with the right to require the Company to register for sale shares owned by CEBT at the Company's expense or to participate in any registration of shares undertaken by the Company.

                              ELECTION OF DIRECTOR

         The Board is divided into three classes of directors. At each annual meeting of shareholders, members of one of the classes, on a rotating basis, are elected for a three year term. In accordance with the Company's Restated Certificate of Incorporation and By-Laws, the Board by resolution has fixed the total number of directors at five. Robert B. Ginsburg has been designated by the Board as its nominee for election as a director at the Annual Meeting, to serve for the term expiring in 1999. Since only one nominee is to be elected, proxies cannot be voted for more than one individual.

         The Company has no reason to believe that a nominee will be disqualified or unable or unwilling to serve if elected. However, if a nominee should become unavailable for any reason, proxies may be voted for another person nominated by the Board to fill the vacancy. Following is certain information concerning the nominee, as well as those directors whose terms of office are continuing after the meeting.

                                                                      Director
                Name                                  Age              Since
                ----                                  ---              -----

    Nominee for Three-Year Term:

    Robert B. Ginsburg . . . . . . . . . . . .         42               1990

    Directors Continuing in Office until 1997 Annual Meeting:

    Alan I. Goldberg . . . . . . . . . . . . . . .     44               1991
    Seymour Hernes . .  . . . . . . . . . . . . .      69               1968

    Directors Continuing in Office until 1998 Annual Meeting:

    Fred Cohen . . . . . . . . . . . . . . . . . . .   66               1966
    Dr. William F. Hamilton . . . . . . . . .          56               1988



           Robert B. Ginsburg has served as an officer of the Company since August 1990 and is currently Chief Executive Officer and President of the Company. Mr. Ginsburg is a Certified Public Accountant. From 1985 to August 1990, Mr. Ginsburg was actively involved in the development and management of business opportunities, including the acquisition of manufacturing companies, investment in venture capital situations and the provision of finance and management consulting services as a principal of Omnivest Ventures, Inc.

           Alan I. Goldberg has served as an officer of the Company since August 1990 and is currently Executive Officer and Secretary of the Company. Mr. Goldberg is a corporate attorney. From April 1987 through August 1990 he was involved in venture capital investments and business acquisitions as a principal of Omnivest Ventures, Inc.

           Seymour Hernes served as the Company's Executive Vice President from March 1973 until December 1990, and has served as Vice Chairman of the Board since January 1991.

           Fred Cohen, a founder of the Company, served as the Company's Chief Executive Officer from May 1966 until December 1990, and has served as Chairman of the Board since May 1966.

           Dr. William F. Hamilton has been Director of the Management and Technology Program and Landau Professor of Management and Technology in the Wharton School and the School of Engineering and Applied Science at the University of Pennsylvania since 1978. Dr. Hamilton serves as a director of Hunt Manufacturing Company (NYSE), Centocor, Inc. (NASDAQ), and Neose Technologies, Inc. (NASDAQ).

           Messrs. Ginsburg and Goldberg have employment agreements with the Company which require the Company and the Board to use their best efforts to cause them to be elected as directors for a term equal to the term of their employment agreements.

           Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, officers and greater than 10% beneficial owners to file reports of ownership and changes in ownership of the Company's Common Stock with the Securities and Exchange Commission, the American Stock Exchange, and the Company. Based solely on a review of the copies of Forms 3, 4 and 5 and amendments thereto furnished to the Company, or written representations that no

Forms 5 were required, the Company believes that for 1995, the Company's directors, officers and greater than 10% beneficial owners complied with all
Section 16(a) filing requirement.

            MEETINGS OF THE BOARD AND COMMITTEES, ATTENDANCE AND FEES

           Three meetings of the Board were held during 1995. All meetings were attended by all of the directors who were in office at the time.

           Directors not employed by the Company receive Company Common Stock (currently in the amount of $3,000 of market value) under the Company's 1992 Director Stock Plan instead of a cash annual retainer, plus a fee of $833 for each Board meeting attended. For 1995, such directors also received a stock option award of 10,000 shares at the then current fair market value, vesting over a one year period of service as a director, and exerciseable for a period of five years. During 1995, Mr. Cohen also received $12,000 as compensation for consulting services provided in developing a sales reporting and forecasting software system, but Mr. Cohen did not receive any cash compensation for attending meetings of the Board. Directors employed by the Company receive no additional compensation for their services as directors of the Company. Members of the Audit Committee who are not employees of the Company receive a fee of $250 for each meeting attended. Members of the Compensation Committee receive no additional compensation for their service in such capacity.

           The Audit Committee's functions include the recommendation to the full Board of the engagement of the Company's independent public accountants, the review with the chief financial officer of the Company and the Company's independent public accountants of the scope and results of the audit and other activities performed by the independent public accountants for the Company, and inquiries into special accounting or related matters. This committee was established in April, 1985. One formal meeting was held during the last fiscal year by this committee, and substantially all committee functions were covered at meetings attended by the full Board. This committee currently consists of Messrs. Cohen and Hamilton.

         The Company has a Compensation Committee which is appointed by the Board and currently consists of Messrs. Cohen, Hamilton and Hernes. The primary functions of this committee are to review and determine executive compensation, and to administer the Company's 1984 Incentive Stock Option Plan, the Non-Qualified Stock Option Plan, the Directors and Consultants Stock Option Plan, the 1990 Stock Option Plans, and the 1992 Employee Stock Plan. Subject to the provisions of each plan, the committee prescribes the number of shares and terms of each option and stock grant, and interprets and makes all other determinations for the administration of each plan. Although no formal meetings were held during the last fiscal year, all decisions during the fiscal year were made by written resolutions, in lieu of meetings, consented to by each member of the committee, or by telephone discussions among committee members.

         The Company does not have any nominating committee of the Board, nor committee performing similar functions.

                PROPOSAL 2: AMENDMENT TO 1992 DIRECTOR STOCK PLAN

         At the 1992 Annual Meeting, Company shareholders approved the 1992 Director Stock Plan (the "DSP") which applies to non-employee directors serving on the Board of Directors of the Company. The DSP was created to provide an incentive for non-employee directors to improve and contribute to the performance of the Company. The Company authorized up to 50,000 shares of Common Stock, subject to adjustment to prevent dilution or enlargement of rights, for the DSP. At the 1994 Annual Meeting, Company shareholders approved an amendment to the DSP to include an additional 50,000 shares and to provide that in addition to automatic nondiscretionary annual awards of Common Stock instead of annual retainer fees, stock options may be granted to eligible directors to purchase DSP authorized shares at an exercise price not less than the fair market value of the Company's Common Stock on the date of grant, vesting over a one year period of service as a director, exerciseable for a period of up to five years, and without monetary consideration upon the granting of such options. For 1995, three directors were covered by the DSP. The DSP provides for automatic nondiscretionary annual awards of shares of Common Stock to each eligible Director instead of an annual retainer fee. The shares are awarded at average market value over the ten trading days prior to the date of the Annual Meeting, and vest over the next 12 months of service as a director. For 1994 and 1995, each of the Company's eligible directors received an annual retainer fee of $3,000 in shares (3,000 shares for 1994 and 1,754 shares for 1995), and stock options to purchase 10,000 shares were awarded to each of two eligible directors in 1994 and each of three eligible directors in 1995. In subsequent years, the retainer fee to be paid in shares may be increased to the greater of (i) $5,000 per year, or (ii) the market value of 2,000 shares of Common Stock per year. The market value of the Company's Common Stock as of April 24, 1996 was $2.25.

         The DSP nondiscretionary annual awards are self-effectuating and the stock option awards are discretionary. The Board may amend, suspend or terminate the DSP, provided, however, the DSP cannot be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, or the rules promulgated thereunder; and provided further, the DSP cannot be amended, without shareholder approval to the extent required by law or the listing rules:
(a) to increase the number of shares of Common Stock which may be issued under the DSP, (b) to materially modify eligibility requirements, or (c) to materially increase the benefits under the DSP.

         Subject to shareholder approval, the Board has recommended that the DSP be amended to include an additional 100,000 shares. These shares will be available for stock awards and grant of options to eligible directors as provided above. Currently three non-employee directors are eligible participants.

        THE BOARD OF DIRECTORS RECOMMEND THAT YOU VOTE FOR THIS PROPOSAL.

                PROPOSAL 3: Amendment to 1990 Stock Option Plans

           At the 1990 Annual Meeting, Company shareholders approved the 1990 Incentive Stock Option Plan (the "1990 Incentive Plan") pursuant to which Incentive Stock Options ("ISOs") may be granted, and the 1990 Nonstatutory Option Plan (together with the 1990 Incentive Plan, the "1990 Plans"), pursuant to which Nonstatutory Stock Options ("NSOs") may be granted. The 1990 Plans were created to provide an incentive for employees to improve performance of the

Company and to continue their employment with the Company. The 1990 Plans provided for the granting of options to employees of the Company to purchase up to 600,000 shares of Common Stock, as determined by the Compensation Committee. At the 1992 Annual Meeting, Company shareholders approved an amendment to the 1990 Plans to include an additional 350,000 shares.

         Options are exercisable at a price determined by the Compensation Committee, established on the date of issuance thereof, but in no event less than (i) 100% of the market value of the shares in the case of ISOs and (ii) 85% of the market value of the shares in the case of NSOs. The market value of the Company's Common Stock as of April 24, 1996 was $2.25 per share. Options expire on the earlier of the expiration of the term of the option, or ten years from the date of issuance, and are exercisable on such terms as prescribed by the Compensation Committee, which terms may provide that the options are exercisable immediately, in whole or in part or from time to time.

         Subject to shareholder approval, the Board has recommended that the 1990 Plans be amended to include an additional 500,000 shares. These shares will be available for grant of options by the Compensation Committee to employees and consultants, including executive officers and employees who may also be directors. Currently, approximately 175 persons would be eligible participants.


        THE BOARD OF DIRECTORS RECOMMEND THAT YOU VOTE FOR THIS PROPOSAL.

                         Federal Income Tax Consequences

         A person receiving an award of unrestricted stock under the DSP will generally have ordinary income equal to the fair market value of the shares received. Unless a Section 83 election is made, a person receiving an award of restricted stock under the DSP will not have taxable income upon the receipt of the restricted stock but generally will recognize ordinary income when the shares are no longer subject to forfeiture. If a Section 83 election is made, ordinary income will be recognized at the time the award is received. In such event, however, if the shares are later forfeited, no deduction is allowed with respect to such forfeiture. The amount of such ordinary income will be the fair market value of the shares at the time income is recognized. Any gain or loss recognized upon the sale of shares acquired pursuant to an award will generally be treated as capital gain or loss and will be long-term or short-term depending upon the holding period of the shares.

         Generally, a person receiving an option will not have taxable income upon the grant of the option. In the case of NSOs, the person will recognize ordinary income upon the exercise of the NSO in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise. When the shares are sold, the person will generally recognize capital gain or loss equal to the difference between (i) the selling price of the shares and (ii) the sum of the option price and the amount included in his income when the option was exercised. A purchase of shares upon exercise of an ISO will not result in recognition of income at that time. However, the excess of the fair market value of the shares purchased over the exercise price will constitute an item of tax preference. This preference will be included in the person's computation of his alternative minimum tax. However, generally, there will be no item of tax preference if the stock is disposed of in the same taxable year in which the ISO is exercised.

         If the person does not dispose of the shares issued to him upon the exercise of an ISO within one year of such issuance or within two years from the date of the grant of such ISO, whichever is later, then any gain or loss realized by the person on a later sale or exchange of such shares generally will be a long-term capital gain or long-term capital loss. If the person sells the shares during such period, the sale will be a disqualifying disposition. In that event, the person will recognize ordinary income for the year in which the disqualifying disposition occurs equal to the amount, if any, by which the lesser of the fair market value of such shares on the date of exercise (unless the person is subject to Section 16(b) of the Securities Exchange Act of 1934 and received the option prior to May 1, 1991) or the amount realized from such sale exceeded the amount the person paid for such shares. Any additional gain realized generally will be capital gain, which will be long-term or short-term depending on the holding period for the shares. If the person disposes of the shares by gift during such period, the transfer will be treated as a disqualifying disposition subject to the rules described herein.

         The Company will be entitled to a tax deduction in connection with an option or award only in an amount equal to the ordinary income realized by the person and at the time such person recognizes such income provided the applicable withholding requirements are met. The federal, state and local income tax consequences to any particular taxpayer will depend upon his individual circumstances. In addition, various tax legislative proposals are introduced from time to time, and it is not possible to predict which of the various proposals introduced will be enacted into law, the form in which they may be enacted, the effective dates thereof or the effect on the tax consequences of participation in any of the Company's plans.

                       EXECUTIVE OFFICERS AND COMPENSATION

           The following Summary Compensation Table sets forth the aggregate amounts paid or accrued by the Company and its subsidiaries during the last three fiscal years to its Chief Executive Officer and to each of the most highly compensated executive officers of the Company whose total annual salary and bonus exceeded $100,000:


                                         Annual Compensation                 Long Term Compensation
                                    ------------------------------     ----------------------------------
                                                            Other
                                                            Annual                                           All Other
                                                            Compen-    Restricted   Option/        LTIP       Compen-
     Name and                       Salary ($)   Bonus      sation       Stock        SARs        Payouts      sation
Principal Position        Year          (1)       ($)         ($)      Awards($)    Awards (#)      ($)       ($) (3)
- ------------------        ----      ----------   -----      ------    -----------   ----------    -------    --------

Robert B. Ginsburg        1995      129,615     70,000        -        -            -              -          1,000
 President & CEO          1994      125,000     50,000        -        -            -              -          1,000
                          1993      136,667     0             -        -            -              -          -
Alan I. Goldberg          1995       83,077     70,000        -        -            -              -          1,000
  Executive Officer       1994       78,000     50,000        -        -            -              -          1,000
  & Secretary             1993       89,667     0             -        -            -              -          -
E. D. Costantini, Jr.     1995       98,000     50,750        -        -            -              -          1,000
  CFO & Treasurer         1994       86,500     26,250        -        $7,813 (2)     60,000       -            468
                          1993       75,000     0             -        -            -              -          -


- ---------

           (1) Includes for each of Messrs. Ginsburg and Goldberg $11,667 of deferred compensations accrued with respect to 1993 in accordance with their respective employment agreements described below.

           (2) On January 1, 1994, Mr. Costantini was awarded 5,000 shares of restricted Common Stock vesting immediately. At fiscal year-end, Mr. Costantini held 5,000 shares of restricted Common Stock with an unrestricted market value of $6,563

           (3) Consists solely of Company matching 401k Plan contributions in the form of restricted Common Stock, which Plan is available to all non-union employees of the Company.

               Aggregated Option/SAR Exercises in Last Fiscal Year
                          and FY-End Option/SAR Values

                                                                          Number of
                                                                         Securities                    Value of
                                                                         Underlying                   Unexercised
                                                                        Unexercised                   In-the Money
                                                                        Options/SAR                  Option/SARs at
                                                                         FY-End (#)                     FY-End ($)
                          Shares Acquired                               Exercisable/                   Exercisable/
         Name             on Exercise (#)      Value Realized ($)      Unexercisable                  Unexercisable
         ----             ---------------      ------------------      -------------                   -------------

Robert B. Ginsburg               -                     -               499,330/79,242                     0/0
Alan I. Goldberg                 -                     -               499,330/79,242                     0/0
E. D. Costantini, Jr.            -                     -                82,500/0                          0/0


         During 1995, no Stock Options, Long-Term Incentive Plan awards nor Stock Appreciation awards were granted to any of the above named executive officers.

         Pursuant to amended employment agreements dated January 22, 1996 and expiring December 31, 2000, Mr. Ginsburg is employed as the Company's President and Chief Executive Officer at a base salary of $145,000 per year, and Mr. Goldberg is employed as the Company's Executive Officer and Secretary (currently on a 28 hour per week basis) at a base salary of $100,000 per year. Under their amended employment agreements, Messrs. Ginsburg and Goldberg each receive an annual bonus equal to 5% of the defined pre-tax profits of Sparks Exhibits Corp. and any subsequently acquired business. Each employee may recommend to the Company's Compensation Committee a reduction in his annual bonus, subject to approval of the Compensation Committee. Each of Messrs. Ginsburg and Goldberg recommended an approximate $30,000 reduction for 1993, and an approximate $10,000 reduction for 1994 in his respective annual bonus, which reductions were approved by the Compensation Committee.

         Under their former employment agreements dated August 6, 1990, Messrs. Ginsburg and Goldberg each received deferred compensation of $20,000 per year through August 1993, with interest compounded annually at 8%, payable in full in August 1993. Each of them also received an annual bonus equal to 5% of the defined pre-tax profits of Sparks Exhibits Corp. and any subsequently acquired business, with interest compounded annually at 8%, payable in full no later than May 31, 1993. Such deferred compensation, accrued bonus and interest (collectively, "Accrued Compensation") was convertible at the option of each of them into Common Stock at $1.60 per share ($.75 for the first 11,500 shares). Pursuant to their amended employment agreements, no additional deferred compensation accrued after August 6, 1993, the Company may defer payment of all Accrued Compensation to such time as its cash flow reasonably permits payment (provided interest continues until paid and the Company will make minimum annual payments of at least $50,000 of such Accrued Compensation per year to each employee), and all of the employees' rights to obtain Common Stock with respect to the full amount of Accrued Compensation continues until December 31, 2000, notwithstanding payment by the Company of some or all of the Accrued Compensation at any earlier date.

         Edmond D. Costantini, Jr., age 41, has served as an officer of the Company since January 1991 and is currently Chief Financial Officer and Treasurer of the Company. Mr. Costantini is a Certified Public Accountant, and was involved in the commercial vehicle and equipment leasing industry from 1980 through May 1990 in various capacities, including founder and President/Chief Financial Officer of Hansen Leasing Corporation.

         Mr. Costantini currently receives a base salary of $100,000 per year, an annual bonus of $30,000 if the Company achieves $350,000 of defined pre-tax profits, plus 5% of any excess above $350,000, plus an annual bonus of from 5% to 12% of defined pre-tax profits above $200,000 of the portables exhibit group.

         In the event of termination of Messrs. Ginsburg's or Goldberg's employment without cause by the Company, each is entitled to all compensation payable under his respective employment agreement over the remaining term and the economic benefit of all stock options as if his employment agreement were not terminated. In the event of termination of Mr. Costantini's employment without cause by the Company, remaining options based on continued employment will immediately vest.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

                  In the first quarter of 1995, the Company entered into an agreement with Tsubasa Systems Company Ltd. to assist Tsubasa in the opening of portable exhibit showrooms in Japan. The Company received a 10% equity interest in the new Japanese corporation, the right to royalties on future sales, and the right through a Company joint venture to provide Expose' products for sale by the Japanese corporaton. For a $3,000,000 investment in January 1996, Tsubasa received 500,000 unregistered shares of the Company's Common Stock and the Company agreed to waive all future royalties from Sparks Japan. The Company retained its 10% equity interet, as well as its vendor-customer relationship with Sparks Japan. This $3,000,000 was targeted for future acquisitions, as well as strengthening the overall financial condition of the Company. Tsubasa is listed under Security Ownership as a 5% or more beneficial owner of the Company's Common Stock as a result of this transaction.

                  In August 1995, the Company was obligated to make a final contingent payment to the original sellers of Sparks Exhibits Corp. (the "Sellers"). The Company and the Sellers agreed to extend payment of this $283,877 amount for up to two years, with interest at 8% per annum and convertible into the Company's Common Stock at a price equal to $1.375 per share. Two of the Sellers, representing approximately 70% in interest of the

Sellers, were Stanley Ginsburg and Ira Ingerman, who are listed under Security Ownership as 5% or more beneficial owners of the Company's Common Stock.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         The Board has selected the firm of Coopers & Lybrand as the Company's independent public accountants for 1996. A representative of Coopers & Lybrand is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he so desires and will be available to respond to appropriate questions.

                              SHAREHOLDER PROPOSALS

         In order for proposals of shareholders to be considered for inclusion in the Company's proxy materials for the 1997 Annual Meeting, such proposals must be received by the Secretary of the Company not later than January 24, 1997.

         The Board knows of no other business to be transacted, but if any other matters are properly presented at the Annual Meeting, the persons named in the accompanying form of proxy will vote upon such matters in accordance with their best judgment.

         The cost of soliciting proxies will be borne by the Company. Arrangements may be made with brokerage houses, custodians, nominees, and other fiduciaries to send proxy material to their principals, and the Company may reimburse them for their expenses. In addition to solicitation by mail, officers and employees of the Company, who will receive no compensation for their services other than their regular salaries, may solicit proxies by telephone, telegraph and personally. Additionally, the Company may retain the services of an independent solicitor to aid in the solicitation of proxies, for a fee (not anticipated to exceed $7,500) plus out-of-pocket costs and expenses.

         A copy of the Company's Annual Report on Form 10-KSB, including financial statements and financial statement schedules, for the year ended December 31, 1995 may be obtained without charge by writing to Marlton Technologies, Inc., 2828 Charter Road, Suite 101, Philadelphia, Pennsylvania 19154, Attention: Alan I. Goldberg, Secretary.

                           MARLTON TECHNOLOGIES, INC.

            PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS JULY 2, 1996

        THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         Revoking any such prior appointment, the undersigned hereby appoints Robert B. Ginsburg and Alan I. Goldberg, and each of them, attorneys and agents, with power of substitution, to vote as proxy for the undersigned, as herein stated, at the Annual Meeting of Shareholders of Marlton Technologies, inc., to be held, on July 2, 1996, at 9:00 A.M. at the Marlton Conference Room, Sparks Exhibits Building, 2828 Charter Road, Philadelphia, Pennsylvania, and at any adjournments thereof, with respect to the number of shares the undersigned would be entitled to vote if personally present.

                  (To be Continued and signed on reverse side.)

_X__ Please mark your                                          THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN
          votes as in this                                     THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED
          example.                                             STOCKHOLDER.  IF NO DIRECTION IS MADE, THIS PROXY WILL
                                                               BE VOTED IN FAVOR OF THE NOMINEE FOR THE ELECTION OF
1.  Election of Director  For      Withheld   Nominee:         DIRECTOR AND FOR PROPOSALS 2 AND 3
                          ---      --------  Robert B. Ginsburg

2.  Amendment of 1992     For      Against    Abstain          THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF A COPY
    Director Stock Plan   ---      --------   -------          OF THE NOTICE OF MEETING AND PROXY STATEMENT RELATED
                                                               TO SUCH ANNUAL MEETING.

                                                               In their discretion, the Proxies are authorized to vote upon
3.  Amendment of 1990     For      Against    Abstain          such other business as may properly come before the
    Stock Option Plans    ---      --------   -------          Meeting, including without limitation any matters which the
                                                               Board of Directors does not know a reasonable time before
                                                               the date of the Proxy Statement are to be presented at the
                                                               Meeting.

                                                               Please mark, date, sign and return this proxy promptly using the enclosed envelope.

SIGNATURE __________________________ DATE:____________, 1996   SIGNATURE________________________ DATE__________ ,1996
                                                                       IF HELD JOINTLY

NOTE: Please sign exactly as your name appears hereon. Executors, administrators, trustees, etc. should so indicate when signing, giving full title as such. If signer is a corporation, execute in full corporate name by authorized officer. If shares are held in the name of two or more persons, all should sign.

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